SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 2006

                              Bluestar Health, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                   000-08835                  84-0736215
 ---------------------------          ----------              -----------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


                       19901 Southwest Freeway, Suite 209
                                Sugar Land, Texas                  77479
                     --------------------------------------       --------
                    (Address of principal executive offices)     (zip code)


                                 (281) 207-5487
               --------------------------------------------------
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry Into a Material Definitive Agreement.

Agreement to Acquire Zeon Fuel, Inc.
------------------------------------

     On February 27, 2007 Bluestar Health, Inc., a Colorado corporation (referred to as "We" or "Bluestar") entered into a Stock Purchase and Recapitalization Agreement ("Purchase Agreement") with Zeon Fuel, Inc., a Texas corporation, ("Zeon") pursuant to which Bluestar would acquire all of the outstanding stock of Zeon in exchange for the issuance of 1,000,000 shares of Series A Convertible Preferred Stock and 1,000,000 shares of Series B Convertible Preferred Stock ("Convertible Stock"). The Bluestar Convertible Stock would be convertible into common stock of Bluestar equivalent to approximately eighty Percent (80%) of the total issued and outstanding common stock of Bluestar on a fully diluted basis, subject to certain equitable adjustments. In addition, the Purchase Agreement would result in the appointment of four additional directors to the board of directors of Bluestar and the appointment of two additional executive officers.

     Pursuant to the terms of the Purchase Agreement, which is subject to approval of Bluestar's shareholders and certain other conditions, the Articles of Incorporation of Bluestar would be amended and restated to, among other items, change the company's name to Zeon Fuels, Inc., and increase the total authorized capital of Bluestar from 50,000,000 to 220,000,000 shares. The change in authorized capital would consist of an increase of common shares from 40,000,000 to 200,000,000 shares and an increase of preferred shares from 10,000,000 to 20,000,000.


Item 1.02     Termination of A Material Definitive Agreement.

Rescission of Gold Leaf Homes, Inc. Asset Purchase
--------------------------------------------------

     On November 3, 2006 Bluestar entered into an Interim Agreement with Gold Leaf Homes, Inc., a Texas corporation ("Gold Leaf"), and Tom Redmon ("Redmon"), the sole shareholder of Gold Leaf, and Alfred Oglesby, an individual ("Oglesby"), which acknowledged that the acquisition of substantially all of the assets of Gold Leaf pursuant to the parties February 3, 2006 Asset Purchase Agreement and associated agreements ("Asset Purchase") had not been consummated and agreed to the rescission of the transaction. The parties determined that it was impracticable to consummate the acquisition of Gold Leaf assets due to the unavailability of audited financial statements of Gold Leaf, a requirement under the Asset Purchase documents and necessary to file Schedule 14C information with the Securities and Exchange Commission.

     Bluestar, Gold Leaf, Oglesby and Redmon agreed to rescind the February 13, 2006 Asset Purchase and return the parties as closely as possible to the positions they were in prior to entering into the Asset Purchase transaction documents. The parties have effected the material elements of the rescission of

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the Asset Purchase by this Interim Agreement. Mr. Redmon has appointed Mr.
Richard M. Greenwood his successor as sole director and officer of Bluestar and resigned from all of his positions as a director and officer with Bluestar. No Gold Leaf assets were effectively transferred to Bluestar and the past and current operations of Gold Leaf have been transacted through Gold Leaf Homes, Inc., a Texas corporation rather than through Bluestar. The parties continue to work towards the resolution of all remaining issues related to placing the parties as closely as possible into the positions existing before entering into the Asset Purchase and anticipate reaching and executing definitive agreements to complete this process shortly.


Item 5.01     Changes in Control of Registrant.

     The February 13, 2006 Purchase Agreement with Gold Leaf provided for a change in control of registrant through the issuance of 37,000,000 shares of common stock (the "Shares") in the name of Gold Leaf. The Shares were never issued and therefore no change in control of registrant occurred.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Interim Agreement between and among Bluestar, Gold Leaf, Redmon and Oglesby, Richard M. Greenwood was appointed President and sole director of Bluestar and Tom Redmon resigned as President and sole director.

Richard Greenwood: President and sole director. Mr. Greenwood has over 25 years experience in consumer and financial services including senior executive positions at some of the nation's largest financial institutions. Greenwood held various treasury positions at Citibank, including Treasurer for the USA consumer business and the bank's European and African consumer banking group, representing businesses in sixteen countries. Greenwood was also the CFO of California Federal Bank and Valley National Bank. Greenwood served as CEO by Bank Plus/Fidelity Federal Bank where he implemented a recapitalization and turnaround of the bank. Mr. Greenwood served as President & CEO of Predictive Data, Inc., a privately held company, from 1999 - 2000, and was President & CEO of Hagenuk CPS/USA, a privately held manufacturer and distributor of Web Phones and smart card systems and technologies from 2000 - 2002. From 2002 until joining ALO Investments, LLC, Mr. Greenwood was involved in the formation of several startup ventures to commercialize an internet enabled video telephone device, ("Webphone"), including his serving as a director and President of BICO, Inc., a Pennsylvania corporation from November 2004 until August 2006. Since August 2006 Mr. Greenwood has been a partner in ALO Investments, LLC, a Texas limited liability company which is controlled by Alfred L. Oglesby, the majority shareholder of Bluestar.

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Item 9.01     Financial Statements and Exhibits.


(d) Exhibits.

     The following documents are being filed herewith by Bluestar as exhibits to this Current Report on Form 8-K:


10.1 Stock Purchase and Recapitalization Agreement dated February 27, 2007 between Bluestar Health, Inc. and Zeon Fuel, Inc.

10.2 Interim Agreement dated effective as of November 3, 2006 between Bluestar Health, Inc., Gold Leaf Homes, Inc., Tom Redmon and Alfred Oglesby.

10.3 Press Release Dated February 27, 2007 regarding Gold Leaf Rescission and agreement to acquire Zeon Fuel, Inc.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Bluestar Health, Inc.



Date:  March 5, 2007                        By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                                      Richard M. Greenwood
                                                      President